Exhibit 1.1
EXECUTION COPY
11,000,000
Common Stock
TERREMARK WORLDWIDE, INC.
UNDERWRITING AGREEMENT
March 22, 2007
CREDIT SUISSE SECURITIES (USA) LLC,
As Representative of the several Underwriters,
          Eleven Madison Avenue,
          New York, N.Y. 10010-3629
Dear Sirs:
          1.     Introductory. Terremark Worldwide, Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 11,000,000 shares (“Firm Securities”) of common stock, $0.001 par value per share (“Common Stock”) and also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,500,000 additional shares (“Optional Securities”) of its Common Stock as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.
          2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
          (a)     Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-140836), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
          For purposes of this Agreement:
          “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
          “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

          “Act” means the Securities Act of 1933, as amended.
          “Applicable Time” means 6pm (Eastern time) on the date of this Agreement
          “Closing Date” has the meaning defined in Section 3 hereof.
          “Commission” means the Securities and Exchange Commission.
          “Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
          “Exchange Act” means the Securities Exchange Act of 1934.
          “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
          “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
          “Rules and Regulations” means the rules and regulations of the Commission.
          “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange, the NASDAQ Stock Market and the American Stock Exchange (“Exchange Rules”).
          “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
          “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
          Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

          (b)     Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
          (c)     Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities through the Closing Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other Subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Common Stock, all as described in Rule 405.
          (d)     General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus supplement, dated March 14, 2007, including the base prospectus, dated March 12, 2007, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
          (e)     Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse Securities (USA) LLC (“Credit Suisse” or the “Representative”) as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify Credit Suisse and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (f)     Good standing of the Company. The Company has been duly incorporated and is validly existing as corporation, in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business, as described in the General Disclosure Package.
          (g)     Subsidiaries. Each Subsidiary (as defined in Section 2 hereof) of the Company (i) has been duly incorporated (or, with respect to Subsidiaries that are not corporations, duly organized and formed) and (ii) except for the Inactive Subsidiaries (as defined below), is validly existing as corporation (or such other entity, as applicable) and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of incorporation (or organization and formation, as applicable), is duly qualified to do business and is in good standing (to the extent such concept is applicable) as foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, as described in the General Disclosure Package, except where the failure to so qualify or have such power or authority would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: NAP of the Americas, West Inc., Park West Telecommunications Investors, Inc., TECOTA Services Corp., Terremark Trademark Holdings, Inc., TerreNAP Data Centers, Inc., TerreNAP Services, Inc., Optical Communications, Inc., Technology Center of the Americas, LLC, NAP of the Americas, Inc., Terremark Asia Company, Ltd., Terremark Latin America, Inc., Terremark Europe, Inc., Terremark Financial Services, Inc., Terremark Fortune House #1, Inc., Terremark Management Services, Inc., Terremark Realty, Inc., Terremark Technology Contractors, Inc., Spectrum Telecommunications Corp., Terremark Latin America de Argentina, SA, Terremark Latin America de Mexico, SA de CV, Terremark do Brasil Ltda, Dedigate, N.V., Terremark West Africa Canary Islands, S.L.U. , Terremark Federal Group, Inc., NAP de las Americas Madrid, S.A., Terremark Hong Kong Limited and Nap of the Capital Region, LLC. None of Terremark Asia Company, Ltd., Terremark Latin America de Argentina S.A., Terremark Latin America de Mexico, S.A. de CV or Terremark Hong Kong Limited (collectively, the “Inactive Subsidiaries”), each being entities organized under the laws of Bermuda, Argentina, Mexico and Hong Kong, respectively, has any assets nor has any of them carried on business activities since January 1, 2003 nor is any of them a party to any material agreement.
          (h)     Offered Securities. The Offered Securities have been duly and validly authorized and when issued, delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will be free of any preemptive or similar rights and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus.
          (i)     Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued and outstanding shares of capital stock of the Company, have been duly and validly authorized by the board of directors of the Company and are validly issued, fully paid and non-assessable, and have been offered, sold and issued in compliance with federal and state securities laws, and conform to the amount and description thereof contained in the General Disclosure Package. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for warrants the Company may be required to issue for the purchase of up to 493,000 shares of the Company’s Common Stock in connection with an anti-dilution provision contained in a specific warrant agreement (the “Conditional Warrants”), there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of or ownership in the Company or any of its Subsidiaries other than those accurately described in the General Disclosure Package. Except for the Conditional Warrants, all of the outstanding warrants, convertible notes, convertible preferred stock and options have been duly and validly authorized by the board of directors of the Company and the board of directors of the Company has reserved a sufficient number of shares of Common Stock in the event all such warrants, convertible notes, convertible preferred stock and options are converted into shares of Common Stock of the Company. All the certificates for the shares of Common Stock are in valid and sufficient form to comply with all applicable Delaware statutory requirements and the rules and regulations of the American Stock Exchange. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.
          (j)     Outstanding Stock. All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party except as to such lien or encumbrance as is disclosed in the General Disclosure Package.
          (k)     No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
          (l)     Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and other than the registration rights granted to an affiliate of the Representative, any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.
          (m)     Listing. The Offered Securities have been approved for listing on the American Stock Exchange, subject to notice of issuance.
          (n)     Absence of Further Requirements. Except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable state securities laws, the National Association of Securities Dealers, Inc. and the American Stock Exchange in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.
          (o)     Title to Property. Except as disclosed in the General Disclosure Package, the Company and each of its Subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property which they own and are material to the business of the Company and its Subsidiaries taken as a whole free and clear of all liens, encumbrances, claims and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. The Company and each of its Subsidiaries have valid rights to lease or otherwise use all items of real or personal property which they lease and are material to the business of the Company and its Subsidiaries taken as a whole, except such as are described in the General Disclosure Package or such as could not reasonably be expected to have a Material Adverse Effect.
          (p)     Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under any indenture, mortgage deed, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws (or other organizational documents, as applicable) of the Company or any of its Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except for such defaults, conflicts, breaches or violations (other than with respect to the charter or by-laws of the Company or its Subsidiaries) as could not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
          (q)     Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries, except for the Inactive Subsidiaries (i) is in violation of its charter or by-laws (or other organizational documents, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violations or defaults (other than with respect to the charter or by-laws of the Company or its Subsidiaries) which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (r)     Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (s)     Possession of Licenses and Permits. The Company and each of its Subsidiaries possess and is in compliance with the terms of all licenses, certificates, authorizations and permits (“Licenses”) issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package except where any failures to possess or make the same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.
          (t)     Absence of Labor Dispute. No labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent which could reasonably be expected to have a Material Adverse Effect. To the best of the Company’s knowledge, no key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.
          (u)     Possession of Intellectual Property. The Company and its Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its Subsidiaries with respect to the foregoing. The Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the General Disclosure Package, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property right or franchise right of any person.
          (v)     Environmental Laws. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the best of the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit (collectively, “environmental laws”) or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.
          (w)     Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain United States Federal Income Tax Consequences for Non-U.S. Holders,” “Description of Our Common Stock” and “Description of Common Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.
          (x)     Absence of Manipulation. Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
          (y)     Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
          (z)     Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its Subsidiaries (except for the Inactive Subsidiaries) and the Company’s board of directors are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Except as set forth in the General Disclosure Package, the Company maintains a system of internal controls, including, but not limited to, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the audit committee of the board of directors in accordance with Exchange Rules. Except as set forth in the General Disclosure Package, the Company has not publicly disclosed or reported to the audit committee or the board of directors, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the audit committee or the board of directors, material weakness (including significant deficiencies that, when aggregated, raise to the level of a material weakness), change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
          (aa)     Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its Subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
          (bb)     Litigation. Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which is required to be described in the Registration Statement or the General Disclosure Package and is not described therein, or which, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
          (cc)     Financial Statements. The financial statements, together with the related notes and schedules, included in the Registration Statement and the General Disclosure Package fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Registration Statement and the General Disclosure Package. The financial statements, together with the related notes and schedules, included in the Registration Statement and the General Disclosure Package comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Registration Statement and the General Disclosure Package.
          (dd)     No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries; neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in the General Disclosure Package.
          (ee)     Investment Company Act. Neither the Company nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
          (ff)     ERISA. The Company does not have and has never had any “defined benefit plans” (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)), plans subject to Title IV of ERISA, “multiemployer plans” (as defined in Section 3(37) of ERISA) or “multiple employer welfare arrangements” (as defined in Section 3(4) of ERISA). No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each employee benefit plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.
          (gg)     Tax Returns. The Company and each of its Subsidiaries (i) have filed all required federal, state and foreign income and franchise tax returns except for those where the failure to file could not reasonably be expected to have a Material Adverse Effect, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which could not reasonably be expected to have a Material Adverse Effect.
          (hh)     Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. The Company and each of its Subsidiaries reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.
          (ii)     Unlawful Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the General Disclosure Package.
          (jj)     Transactions with Unconsolidated Entities. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package which have not been described as required.
          (kk)     Money Laundering. The operations of the Company and, to the actual knowledge of the Company, any of its affiliates, have been conducted at all times in compliance with the applicable federal and state laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Foreign Corrupt Practices Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and, neither the Company nor, to the actual knowledge of the Company, any of its affiliates is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) a person with which the Underwriters are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other person (including any foreign country and any national of such country) with whom the United States Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Terrorism Laws is pending or, to the knowledge of the Company, threatened.
          (ll)     Other Transactions. Neither the Company nor, to the actual knowledge of the Company, any director, officer, broker, employee, affiliate or other agent of the Company acting in any capacity in connection with the offering hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (kk) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
          3.     Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements, subject to the terms and conditions set forth herein the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.60 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.
          The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 10:00 A.M., New York time, on March 28, 2007, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Shearman & Sterling LLP at least 24 hours prior to the First Closing Date.
          In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.
          Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the above office of Shearman & Sterling LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Shearman & Sterling LLP at a reasonable time in advance of such Optional Closing Date.
          4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
          5.     Certain Agreements of the Company. The Company agrees with the several Underwriters that:
          (a)     Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.
          (b)     Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
          (c)     Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative‘s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
          (d)     Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement of the Company and its Subsidiaries covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

          (e)     Furnishing of Prospectuses. The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
          (f)     Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.
          (g)     Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters or the Representative.
          (h)     Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the National Association of Securities Dealers, Inc. and the American Stock Exchange of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses of the registrar and transfer agent of the Offered Securities, fees and expenses incident to listing the Offered Securities on the American Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
          (i)     Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
          (j)     Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

          (k)     Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of warrants, options or preferred stock (including issuances in lieu of cash dividend payments) or the exercise of any other employee stock options outstanding on the date hereof, issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan, the Company’s sale of the Offered Securities pursuant to this Agreement, and the filing of a registration statement under the Act pursuant to the registration rights granted to an affiliate of the Representative. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
          6.     Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          7.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a)     Accountants’ Comfort Letter. The Representative shall have received letters, dated (A) the date hereof of (i) KPMG, in form and substance satisfactory to the Representative and (ii) PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and (B) each

Closing Date, of KPMG, in form and substance satisfactory to the Representative, which letters shall each contain confirming statements and information of the type ordinarily included in “accountants’ comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and Final Prospectus, except that the specific date referred to therein for the carrying out of procedures shall be no more than 3 business days prior to the date of such letter.
          (b)     Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.
          (c)     No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or, New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
          (d)     Opinion of Counsel for Company. The Representative shall have received an opinion, dated such Closing Date, of Greenberg Traurig, P.A. (“Greenberg Traurig”), counsel for the Company, to the effect that:
     (i)     Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business (based on information from the Company as to such ownership, lease or conduct) requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and as described in the General Disclosure Package.

     (ii)     Subsidiaries. Each of the Subsidiaries of the Company has been duly incorporated (or, with respect to Subsidiaries that are not corporations, duly organized and formed) and is validly existing as a corporation (or such other entity, as applicable) in good standing, to the extent such concept is applicable, under the laws of its jurisdiction of incorporation (or organization and formation, as applicable), is duly qualified to do business and is in good standing, to the extent such concept is applicable, as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business (based on information from the Company as to such ownership, lease or conduct) requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and as described in the General Disclosure Package, except where the failure to so qualify or have such power or authority could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (iii)     Offered Securities. The Offered Securities have been duly and validly authorized and when issued, delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable, will be free of any preemptive or similar rights and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus.
     (iv)     Capitalization. Except for warrants the Company may be required to issue for the purchase of up to 493,000 shares of the Company’s Common Stock in connection with an anti-dilution provision contained in a specific warrant agreement (the “Conditional Warrants”), the Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued and outstanding shares of capital stock of the Company, including the Offered Securities, issued after April 28, 2000 have been duly and validly authorized by the board of directors of the Company and are, or, in the case of the Offered Securities upon completion of the transactions contemplated hereby, will be, validly issued, fully paid and non-assessable, have been offered, sold and issued in compliance with federal and state securities laws, and conform in all material respects to the amount and description thereof contained in the General Disclosure Package. None of the outstanding shares of Common Stock issued after April 28, 2000 was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for the Conditional Warrants, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of or ownership in the Company or any of its Subsidiaries other than those accurately described in the General Disclosure Package. Except for the Conditional Warrants, all of the outstanding warrants, convertible notes, convertible preferred stock and options have been duly and validly authorized by the board of directors of the Company and the board of directors of the Company has reserved a sufficient number of shares of Common Stock in the event all such warrants, convertible notes, convertible preferred stock and options are converted into shares of Common Stock of the Company.
     (v)     Outstanding Stock of Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, except with respect to NAP de las Americas — Madrid, S.A. and Terremark do Brazil Ltda. where the capital stock of such entities has not been fully paid and, (iii) except to the extent set forth in the General Disclosure Package, are owned by the Company (A) directly or indirectly through one or more wholly-owned Subsidiaries, (B) free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party except as to such lien or encumbrance as is disclosed in the General Disclosure Package.

     (vi)     Preemptive Rights. There are no (a) preemptive or (b) except to the extent set forth in the General Disclosure Package, other rights to subscribe for or to purchase, nor (c) any restriction upon the voting or transfer of, any shares of Offered Securities pursuant to the Company’s charter or by-laws or any agreement or Delaware General Corporation Law or other instrument known to such counsel.
     (vii)     Registration Rights. To the best of the knowledge of such counsel, except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights, other than the affiliates of the Representative to whom registration rights have been granted, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof;
     (viii)     Investment Company Act. Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act;
     (ix)     Absence of Further Requirements. Except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the applicable state securities laws and from the American Stock Exchange in connection with the purchase and distribution of the Offered Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;
     (x)     Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under any indenture, mortgage deed, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s filings under the Securities Act and the Exchange Act, nor will such action result in any violation of the provisions of the charter or by-laws (or other organizational documents, as applicable) of the Company or any of its Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any such note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
     (xi)     Absence of Existing Defaults and Conflicts. To our knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or other organizational documents, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s filings under the Securities Act and the Exchange Act or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii), any violations or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (xii)     Compliance with Registration Requirements; Effectiveness. The Registration Statement has been declared effective under the Act as of the date and time set forth in the applicable acceleration order, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act; the statements in the Registration Statement, the General Disclosure Package and the Final Prospectus of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof in all material respects and present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;
     (xiii)     Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company;
     (xiv)     Litigation. To our knowledge and except as set forth in the General Disclosure Package, there is no legal or governmental proceeding pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which is required to be described in the Registration Statement or the General Disclosure Package and is not described therein, or which, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xv)     Listing. Based solely upon a letter received from the American Stock Exchange, the Common Stock to be sold under this Agreement has been approved for listing on the American Stock Exchange.
     (xvi)     Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain United States Federal Income Tax Consequences, for Non-U.S. Holders, “Description of Our Common Stock” and “Description of Common Stock”, insofar as such statements summarize matters of law, regulation, legal conclusions, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown in all material respects.
     (xvii)     Disclosure. The Registration Statement, as of the Effective Time relating to the Offered Securities, and the Final Prospectus, as of the date of this Agreement, and each amendment or supplement thereto, as of this date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations. Such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the

General Disclosure Package and the Final Prospectus, participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and Representatives of the Underwriters, during which the contents of such Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed, and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and Final Prospectus (except to the extent specified otherwise in one of the other opinions above), on the basis of the information that was developed in the course of the performance of such counsel’s services, nothing came to such counsel’s attention that caused them to believe that (i) the Registration Statement (other than the financial statements, the related schedules and notes thereto and other financial data derived from the internal financial records of the Company included therein, as to which such counsel need express no belief), as of the Effective Time relating to the Offered Securities or as of any Closing Date, or any amendment thereto, as of its effective time or as of such Closing Date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package (other than the financial statements, the related schedules and notes thereto and other financial data derived from the internal financial records of the Company included therein, as to which such counsel need express no belief), as of the Applicable Time or as of such Closing Date contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus (other than the financial statements, the related schedules and the notes thereto and other financial data derived from the internal financial records of the Company included therein, as to which such counsel need express no belief), as of the date of this Agreement or as of any Closing Date, or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          The opinion of Greenberg Traurig described above shall be furnished to the Representative and addressed to the Underwriters at the request of the Company and shall so state therein. With respect to Section 7(d)(i), (iii), (x) and (xiv), Greenberg Traurig may rely upon opinions of counsel in appropriate jurisdictions for any Subsidiary of the Company organized outside of the United States. For purposes of Greenberg Traurig’s opinion, the term “Subsidiary” shall exclude the Inactive Subsidiaries.
          (e)     Opinion of Counsel for Underwriters. The Representative shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (f)     Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are threatened by the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
          (g)     Lock-Up Agreements. The Company shall have obtained and delivered to the Representative a lock-up agreement substantially in the form of Schedule C hereto from each party listed on Schedule D of hereto.
          (h)     Chief Financial Officer and Senior Vice President, Finance. The Representative shall have received a certificate, dated as of the date hereof, of the Company’s Chief Financial Officer and the Company’s Senior Vice President, Finance, in form and substance satisfactory to the Representative, among others with respect to certain financial information contained in the General Disclosure Package or incorporated therein by reference.
The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
          8.     Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as subsection (b) below.
          (b)     Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth full paragraph under the caption “Underwriting” and the information contained in the twelfth full paragraph under the caption “Underwriting,” in respect with stabilizing and other transactions.
          (c)     Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (d)     Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
          9.     Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          10.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the

Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
          11.     Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Terremark Worldwide, Inc., 2601 South Bayshore Drive, Miami, Florida 33133, Attention: Chief Legal Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
          12.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
          13.     Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.
          14.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
          15.     Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
          (a)     No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;
          (b)     Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c)     Absence of Obligation to Disclose. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
          (d)     Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

          16.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

          If the foregoing is in accordance with the Representative‘s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, Terremark Worldwide, Inc.
By:	/s/ Manuel D. Medina
Manuel D. Medina
CEO

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first
above written.

Credit Suisse Securities (USA) LLC
By:	/s/ J. Tracy Mehr
J. Tracy Mehr
Managing Director

Acting on behalf of itself and as the
Representative of the several Underwriters.

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